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Exhibit 1.02

AMENDMENT NO. 1 TO

MORGAN STANLEY SPECTRUM SERIES

AMENDED AND RESTATED SELLING AGREEMENT

        The Amended and Restated Selling Agreement, dated as of March 7, 2000 (the "Selling Agreement"), among Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P. (collectively, the "Partnerships"), Demeter Management Corporation, and Morgan Stanley DW Inc. ("Morgan Stanley DW") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used herein and not defined herein have the meaning given to such terms in the Selling Agreement.

        1.     In addition to the additional 1,000,000 Units of Select, 1,000,000 Units of Technical, and 1,000,000 Units of Currency registered pursuant to the Registration Statements on Form S-1 (Sec File Nos.: 333-84656, 333-84652, and 333-84654), the Partnerships plan to offer, sell and issue to the public an additional 7,000,000 Units of Select, 10,000,000 Units of Technical, 6,500,000 Units of Strategic, 5,500,000 Units of Global Balanced, and 14,000,000 Units of Currency pursuant to the Registration Statements on Form S-1 (Sec File Nos.: 333-104005, 333-104001, 333-104003, 333-104003, and 333-104004). Morgan Stanley DW agrees to act as the Partnerships' exclusive selling agent to offer and sell the additional Units on a best efforts basis in accordance with and subject to the terms and conditions set forth in the Selling Agreement. In such connection, all references in the Selling Agreement to the "Registration Statement," "Prospectus," or "Units" shall be deemed from the date hereof to include the Registration Statements, Prospectus and Units issued in connection with the above-referenced registrations of additional Units. All representations, warranties, and covenants contained in the Selling Agreement shall be deemed to be repeated on the date hereof.

        2.     Effective December 31, 2002, the General Partner terminated the offering of Units of Commodity. In such connection, all references in the Selling Agreement to "Partnerships" or "Partnership" from the date hereof shall be deemed to mean Select, Technical, Strategic, Global Balanced, and Currency, as the case may be.

        3.     The continuing compensation of up to 35% referenced in clause (h) of Section 5 of the Selling Agreement is hereby changed up to 42%.

        IN WITNESS WHEREOF, this Amendment No. 1 to the Selling Agreement has been executed on the 28 day of April, 2003.

Accepted and Agreed:		MORGAN STANLEY SPECTRUM SELECT L.P.
MORGAN STANLEY DW INC.		By: Demeter Management Corporation, General Partner
By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman Executive Director	By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman President
MORGAN STANLEY SPECTRUM TECHNICAL L.P.
By: Demeter Management Corporation, General Partner
		By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman President
MORGAN STANLEY SPECTRUM STRATEGIC L.P.
By: Demeter Management Corporation, General Partner
		By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman President
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
By: Demeter Management Corporation, General Partner
		By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman President

MORGAN STANLEY SPECTRUM CURRENCY L.P.
By: Demeter Management Corporation, General Partner
By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman President
MORGAN STANLEY SPECTRUM COMMODITY L.P.
By: Demeter Management Corporation, General Partner
By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman President
DEMETER MANAGEMENT CORPORATION
By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman President

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AMENDMENT NO. 1 TO MORGAN STANLEY SPECTRUM SERIES AMENDED AND RESTATED SELLING AGREEMENT